As filed with the Securities and Exchange Commission on February 23, 2000
                                                     Registration No. 33-_______
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              U.S. INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    22-3568449
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                              101 Wood Avenue South
                                  P.O. Box 169
                          Iselin, New Jersey 08830-0169
                                 (732) 767-0700

               (Address of principal executive offices) (Zip code)

                  U.S. Industries, Inc. 2000 Stock Option Plan
                            (Full title of the plan)

                             George H. MacLean, Esq.
              Senior Vice President, General Counsel and Secretary
                              101 Wood Avenue South
                          Iselin, New Jersey 08830-0169
                                 (732) 767-0700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


Title of securities    Amount to be         Proposed maximum             Proposed maximum           Amount of
to be registered        registered           offering price           aggregate offering price    registration fee
                                              per share(1)
Common Stock,
par value $0.01 per
share                 2,000,000 shares          $11.03                     $22,060,000              $5,823.84


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     U.S. Industries, Inc., a Delaware Corporation (the "Company" or the "Registrant"), is registering herewith 2,000,000 shares of its common stock, par value $ .01 per share (the "Common Stock") which are issuable pursuant to the U.S. Industries, Inc. 2000 Stock Option Plan (the "Plan").

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

          (1) the Company's Quarterly Report on form 10-Q, for the quarterly period ended January 1, 2000, dated February 15, 2000.

          (2) the Company's Annual Report on Form 10-K, for the fiscal year ended October 2, 1999, dated December 29, 1999;

          (3) the Company's Current Report on Form 8-K, dated January 18, 2000; and

          (4) the description of the Common Stock of the Company contained in the Company's Current Report as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on June 10, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such document.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article XIV of the Company's By-Laws provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Company's Certificate of Incorporation contains such a provision and further provides that if Delaware law is amended thereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware law, as so amended.

     The Company's By-Laws authorize the Company to purchase insurance for directors, officers and employees of the Company, and persons who serve at the request of the Company as directors, officers, members, employees, fiduciaries or agents of other enterprises against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such persons against such liability under the By-Laws. The Company intends to maintain insurance coverage for its directors and officers under a directors and officer's liability insurance policy as well as coverage to reimburse the Company for potential costs of its indemnification of directors and officers.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

     4.1 Amended and Restated Certificate of Incorporation of U.S. Industries, Inc., filed with the Secretary of State of Delaware on February 4, 1998 (incorporated by reference to Appendix B-1 of the Company's Registration Statement on Form S-4, filed with the Commission on February 27, 1998).

     4.2 Amended and Restated By-laws of U.S. Industries, Inc. (incorporated by reference to Exhibit 3(II) of the Company's Quarterly Report on Form 10-Q, filed with the Commission on February 16, 1999).

     4.3 U.S. Industries, Inc., 2000 Stock Option Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement, filed with the Commission on December 29, 1999).

     *5 Opinion of Proskauer Rose LLP.

     *23.1 Consent of Ernst & Young LLP.

     *23.2 Consent of Price Waterhouse Coopers LLP.

     *23.3 Consent of Proskauer Rose LLP (included in Exhibit 5).

     *24 Power of Attorney (included on signature page).

     * Filed herewith.

     ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3)
     of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on February 23, 2000.

                                      U.S. INDUSTRIES, INC.


                                      By:/S/ GEORGE H. MACLEAN
                                         ---------------------
                                      George H. MacLean
                                      Senior Vice President
                                      General Counsel and Secretary



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints George H. MacLean, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of U.S. Industries, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act, of shares of Common Stock to be issued pursuant to the U.S. Industries, Inc. 2000 Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                TITLE                                DATE

DAVID H. CLARKE*              Chairman of the Board , Chief    February 23, 2000
----------------------------  Executive Officer and Director
David H. Clarke               (Principal Executive Officer)


JAMES O'LEARY*                Executive Vice President         February 23, 2000
----------------------------  and Director
James O'Leary

JOHN W. DEAN III*             Vice President, Chief            February 23, 2000
----------------------------  Financial Officer
John W. Dean III              and Treasurer
                              (Principal Financial Officer)

ROBERT P. NOONAN*             Corporate Controller             February 23, 2000
----------------------------  (Principal Accounting Officer)
Robert P. Noonan

BRIAN C. BEAZER*              Director                         February 23, 2000
----------------------------
Brian C. Beazer

     SIGNATURE                TITLE                                DATE


WILLIAM E. BUTLER*            Director                         February 23, 2000
----------------------------
William E. Butler

JOHN J. MCATEE, JR.*          Director                         February 23, 2000
----------------------------
John J. McAtee, Jr.

THE HON. CHARLES H. PRICE II* Director                         February 23, 2000
----------------------------
The Hon. Charles H. Price II

SIR HARRY SOLOMON*            Director                         February 23, 2000
----------------------------
Sir Harry Solomon

ROYALL VICTOR III*            Director                         February 23, 2000
----------------------------
Royall Victor III

MARK VORDER BRUEGGE*          Director                         February 23, 2000
----------------------------
Mark Vorder Bruegge

ROBERT R. WOMACK*             Director                         February 23, 2000
----------------------------
Robert R. Womack





* By George H. MacLean
   Attorney-in-fact


/S/ GEORGE H. MACLEAN
-------------------
     George H. MacLean

                                  EXHIBIT INDEX


EXHIBIT NO.                         DOCUMENT

   4.1 Amended and Restated Certificate of Incorporation of U.S. Industries, Inc., filed with the Secretary of State of Delaware on February 4, 1998 (incorporated by reference to Appendix B-1 of the Company's Registration Statement on Form S-4, filed with the Commission on February 27, 1998).

   4.2 Amended and Restated By-laws of U.S. Industries, Inc. (incorporated by reference to Exhibit 3(II) of the Company's Quarterly Report on Form 10-Q, filed with the Commission on February 16, 1999).

   4.3 U.S. Industries, Inc., 2000 Stock Option Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement, filed with the Commission on December 29, 1999).

   5      Opinion of Proskauer Rose LLP.

   23.1   Consent of Ernst & Young LLP.

   23.2   Consent of Price Waterhouse Coopers LLP.

   23.3   Consent of Proskauer Rose LLP (included in Exhibit 5).

   24     Power of Attorney (included on signature page).